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Exhibit 10.16

                              CONSULTING AGREEMENT

          This Consulting Agreement (this "AGREEMENT") is made and entered into by and between GLOBAL RESOURCE CORPORATION, a Nevada corporation (the "COMPANY"), and 888 CORPORATION (the "CONSULTANT") as of this 1st day of January, 2008.

          WHEREAS, the Consultant is a sub-chapter S corporation that is owned by Frank G. Pringle ("Pringle"), and/or his designees, the inventor of the microwave technology which is the basis for the trade secrets and patent applications as set forth on SCHEDULE A hereto (the "TECHNOLOGY"), certain of which Technology was transferred by Mr. Pringle to Mobilstream Oil, Inc. ("MOBILSTREAM") and thereafter owned by Mobilstream; and

          WHEREAS, Carbon Resource Corporation ("CRC") and Mobilstream entered into a license agreement pursuant to which Mobilstream granted CRC an exclusive license for certain of the Technology (the "CRC LICENSE"); and

          WHEREAS, in September 2006, the Company acquired substantially all of the assets of CRC, including the CRC License (the "CRC ACQUISITION");

          WHEREAS, in connection with the CRC Acquisition, the controlling stockholder of the Consultant (Mr. Pringle), CRC, Mobilstream, Lois Augustine-Pringle and the Company entered into that certain Combined Technology Agreement, dated as of September 22, 2006 (the "COMBINED TECHNOLOGY AGREEMENT"), which, among other things, set forth the terms of an exclusive license for the Technology between the Company and Mobilstream which terms supersede and replace the CRC License; and

          WHEREAS, on December 31, 2006, the Company acquired from Mobilstream all right, title and interest in and to the aforesaid Technology, which, by operation of law, resulted in the termination of the Combined Technology Agreement; and

          WHEREAS, Mr. Pringle and CRC are parties to an employment agreement entered into on January 1, 2005 (the "CRC EMPLOYMENT AGREEMENT"), pursuant to which the CRC employed Mr. Pringle as its Chairman of the Board, President and Chief Executive Officer, which agreement was not acquired by GRC in the CRC Acquisition; and

          WHEREAS, the Company acknowledges that (i) the Consultant, which is owned and controlled by Mr. Pringle, the inventor of the Technology, has the experience necessary for the exploitation of the Technology along with the know-how and business contacts that the Company believes will be of value to the Company's business (which consists of the former businesses of Mobilstream and CRC) and (ii) Mr. Pringle has, at various times, had understandings with Mobilstream and CRC regarding a royalty payment or similar type of compensation in regard to the Consultant's contributions to the further development of the Technology; and

         WHEREAS, the Company terminated the CRC Employment Agreement and Mr. Pringle's employment thereunder, and desires to engage the Consultant as an independent contractor under the terms and conditions set forth in this Agreement, and the Consultant desires to accept such engagement as an independent contractor subject to the terms and conditions set forth in this Agreement.


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         WHEREAS, the Company acknowledges that the Consultant has previously reconveyed a substantial number of its shares to the Company in consideration for the benefits conveyed herein, and both parties acknowledge and agree that this Agreement supersedes any and all agreements previously made.

          NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, agreements and conditions set forth herein and performance of each, the parties agree as follows:

         1. INDEPENDENT CONTRACTOR STATUS: SCOPE OF SERVICES.

         (a) SCOPE. Subject to the terms and conditions of this Agreement, the Company hereby retains the Consultant as a consultant, and the Consultant hereby accepts such retention by the Company to perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company during the Term (as defined below). The Consultant (or any Consultant Affiliate) shall not have power to make any contracts or commitments for or on behalf of the Company, or to enter into any obligation binding the Company in any manner. As an independent contractor, the Consultant shall not participate in any employee benefits provided by the Company to its employees, (except as hereinafter noted) including workers' compensation insurance, disability, pension, or other employee plans. The Consultant assumes full responsibility and liability for the payment of all federal, state and local income, payroll and other taxes, if any, due on money it receives under this Agreement, whether received prior to or after termination.

         (b) SERVICES. Consultant agrees to act as consultant under the terms of this Agreement and complete the tasks and perform the services as are set forth in the Statement of Work attached hereto as SCHEDULE B, which schedule is hereby made a part of this Agreement. During the term of this Agreement, Consultant shall not be required to devote any specified amount of time to the provision of the services hereunder and shall only be required to devote such reasonable amount of time to the business of the Company as the Consultant shall reasonably determine to be necessary to fulfill its duties hereunder. The Consultant shall perform such services at the Company's headquarters in West Berlin, New Jersey and the Consultant shall report to the Company's President with respect to the services performed hereunder. The Consultant hereby covenants and agrees that all of the services to be performed by it under this Agreement shall be done solely by Mr. Pringle.

         (c) TERMINATION OF CRC EMPLOYMENT AGREEMENT. The Company, the Consultant and Mr. Pringle hereby acknowledge and agree that: (i) the CRC Employment Agreement has been terminated along with all prior discussions, negotiations, memoranda, correspondence, understandings and agreements pertaining to the CRC Employment Agreement and/or the Company's employment of Mr. Pringle thereunder or otherwise including his employment in 2007, and (ii) as a result of such termination, none of the Company, the Consultant nor Mr. Pringle shall have any further obligations or rights under the CRC Employment Agreement and/or under any such prior discussions, negotiations, memoranda, correspondence, understandings and agreements, including, but not limited to, any severance or other post- employment obligations or rights. The provisions of this Paragraph 1(c) supersede any and all other agreements, either oral or in writing, and/or prior discussions, negotiations, memoranda, correspondence, agreements (either oral or in writing) and understandings between the Company,


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Mr. Pringle individually and the Consultant and/or any Consultant Affiliate with respect to the subject matter of this Paragraph 1(c).

          (d) TERM. The term ("TERM") of this Agreement shall commence on January 1, 2008 (the "EFFECTIVE Date") and shall expire, unless otherwise terminated earlier in accordance with paragraph 7 hereof, on the last expiration date of the patents covering the Technology set forth on SCHEDULE A hereto as such Schedule may be amended from time to time pursuant to Paragraph 1(e) hereof to reflect the issuance of additional patents pertaining to the Technology (the "TERM").

          2. COMPENSATION. For all services rendered by the Consultant to the Company, the Company shall compensate the Consultant as follows:

          (a) CONSULTING FEE. The consulting fee payable to Consultant during each calendar year of the Term as set forth on SCHEDULE C hereto, which consulting fee shall be payable biweekly in arrears, commencing on the Effective Date. The Consultant shall be fully responsible and liable for the payment of all federal, state and local income, payroll and other taxes, if any, due on the consulting fees paid to it pursuant to this Paragraph 2. The Consultant shall indemnify and hold the Company harmless from and against any claims asserted against the Company by any taxing authority as a result of Consultant's failure to collect or pay any tax it owes as a result of the payments it receives from the Company.

          (b) BUSINESS EXPENSES. The Company shall reimburse the Consultant for Approved Expenses (as defined below), subject to and upon the Consultant's presentation to the Company of appropriate documentation of such Approved Expenses in accordance with the Company's written policies with respect thereto as in effect from time to time. For purposes of this Paragraph 2(b), "APPROVED EXPENSES" shall mean reasonable and necessary business expenses incurred by the Consultant in connection with the performance of its services under this Agreement.

          3. NONCOMPETITION/NON-SOLICITATION AGREEMENT. In consideration of the compensation paid or payable to Consultant by the Company pursuant to this Agreement, the Consultant hereby agrees as follows:

         (a) Consultant shall not, during the course of this contract, engage in any venture of whatever nature or in any way engage for himself or for others, in any business that sells products or services that compete with or are similar to the products or services offered by the Company.

          (b) The Consultant and each Consultant Affiliate agrees that it will, during the Term of this Agreement which for purposes of this paragraph 3(b) is defined ONLY as the last expiration date of the patents covering the Technology set forth on SCHEDULE A hereto as such Schedule may be amended from time to time pursuant to Paragraph 1(e) hereof to reflect the issuance of additional patents (subject to Consultant's approval) pertaining to the Technology, promptly and fully disclose to the Company any business opportunity coming to the Consultant's attention, or conceived or developed in whole or in part by the Consultant or any of its officers, directors, stockholders, staff, personnel, employees, stockholders, affiliates or agents ("CONSULTANT Affiliates") which relates to the use of the Technology, the Company's business and business opportunities as described in the Company's filings under the Securities Exchange Act of 1934 or anticipated business.


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         (c) For the avoidance of doubt, at all times during the Term of this
Agreement and for the one (1) year period after its termination, and for all purposes under this Agreement, Mr. Pringle shall be deemed to be a Consultant Affiliate of the Consultant, regardless of his actual relationship or lack thereof to the Consultant. The Consultant will not, during such times as are covered by this Contract, exploit such business opportunities for its own gain or that of any person or entity other than the Company.

          (d) The existence of any claim or cause of action of the Consultant against the Company, whether predicated on this Agreement or otherwise, shall not preclude the Company's enforcement of any of the covenants contained in this paragraph 3.

         (e) The Consultant for itself and on behalf of each Consultant Affiliate acknowledges and agrees that the covenants set forth in this paragraph 3: (i) are necessary and reasonable to protect the Company and the conduct of its business, (ii) are a fair and reasonable restraint on the Consultant in light of the activities and business of the Company on the date of execution of this Agreement, the future plans of the Company and the Consultant's status as an affiliate of the Company; and (iii) shall be construed and enforced in light of the activities and business of the Company (including business activities in the planning stage) on the date of termination of this Agreement or the Consultant's agreement with the Company.

         (f) The provisions of this paragraph 3 shall survive any termination of this Agreement and are subject to paragraph 8 of this Agreement.

         4. OWNERSHIP AND RETURN OF COMPANY PROPERTY.

          (a) All products, records, designs, patents, trademarks, copyrights, plans, manuals, memoranda, lists, correspondence with customers, suppliers, vendors or affiliates of the Company, all reports, records charts, and advertising materials and any data pertaining to the Company (except for those items Consultant has excepted from this agreement), its affiliates or the business of the Company or its affiliates and other documents or other property of the Company in the possession, custody or control of the Consultant or any Consultant Affiliates and all records (regardless of format, e.g., paper, digital or electronic) which pertain to the business of the Company or its affiliates (collectively the "Company Materials"), shall be and remain the property of the Company and shall be subject at all times to its discretion and control.

          (b) All products, records, designs, patents, trademarks, copyrights, plans, manuals, memoranda, lists, all correspondence with customers, suppliers, vendors or affiliates of the Company, all reports, records charts, and advertising materials and any data pertaining to the Company, its affiliates or the business of the Company or its affiliates and other documents or other property of the Company in the possession, custody or control of the Consultant or any Consultant Affiliates and all records (regardless of format, e.g., paper, digital or electronic) that was prepared by the Consultant or any Consultant Affiliate (the "Consultant Materials") , shall be and remain the property of the Company and shall be subject at all times to its discretion and control(except for those items previously excepted by Consultant and not listed on Schedule A).


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         (c) The Company Materials and the Consultant Materials shall be delivered promptly to the Company without request on the date the Consultant's engagement by the Company hereunder terminates or at any other time promptly upon request by the Company.

         5. INVENTIONS. (a) The Consultant shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Consultant or any Consultant Affiliate (except for those items excepted from this Agreement and not listed on Schedule A) solely or jointly with another during the Term, which for purposes of this paragraph 5(a) is defined ONLY as the last expiration date of the patents covering the Technology set forth on SCHEDULE A hereto as such Schedule may be amended from time to time pursuant to Paragraph 1(e) hereof to reflect the issuance of additional patents pertaining to the Technology, and which are related to the Technology or the business or activities of the Company or its affiliates or which Consultant or any Consultant Affiliate conceives as a result of the Company's engagement of the Consultant hereunder (collectively, the "INVENTIONS"), and the Consultant hereby assigns and agrees to assign all of its interests (and shall cause any Consultant Affiliate to assign all of his, her or its interests) in the Inventions to the Company or its nominee. For purposes of this Agreement, Inventions shall not include New Technology (as defined below in Paragraph 5(b)). Whenever requested to do so by the Company, the Consultant shall (i) deliver to the Company all records relating to the Inventions (whether in writing, digital, electronic, magnetic or in any other format), which is in the possession or control of Consultant or any Consultant Affiliate, and/or (ii) execute (and shall cause any Consultant Affiliate to execute) any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or any copyright or trademark registration or to otherwise protect the Company's interest in the Inventions. The provisions of this paragraph 5 shall survive any termination or expiration of this Agreement. The obligations of the Consultant under this paragraph 5 shall continue beyond the termination of the Consultant's engagement by the Company hereunder with respect to the Inventions and shall be binding upon the Consultant's successors, assigns or legal representative.

          (b) The Consultant shall own all right, title and interest in and to "New Technology" (as hereinafter defined). The Consultant shall promptly disclose to the Company the development of any New Technology (the "Technology Notice"). For a period of eighteen (18 months from the date of such Technology Notice (the "Exclusivity Period"), the Company shall have the Right of First Refusal for a period not to exceed 90 days from the day Consultant advises Company in writing of the existence of said New Technology to license or purchase from the Consultant the New Technology covered by the Technology Notice. The Consultant shall negotiate such license or sale in good faith with the Company and, during the Exclusivity Period, the Consultant shall not, directly or indirectly, offer or negotiate with any third party a license for or sale or other transfer of such New Technology (including, but not limited to, any change in control of the Consultant). For purposes of this Agreement, "NEW TECHNOLOGY" shall mean any and all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Consultant or any Consultant Affiliate solely or jointly with another and that are (A) developed during the Term at a location other than at any facility owned, operated or leased by the Company, and without the use of any equipment or machinery owned, operated or leased by the Company, and (B) which do not (i) relate to the then current business or activities of the Company and (ii) involve the use of microwaves with respect to the resonating frequencies of substances.

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          6.      CONFIDENTIALITY.

          (a) The Consultant acknowledges that the success of the Company is dependent upon its relationship with its employees and consultants as well as its business, operational and marketing plans, financial information, ideas, concepts, processes, business methods, procedures, operations, computer software, source codes, object codes, user interfaces, specifications, documentation, trade secrets, technology, cost, pricing and sales information, lists and files of the Company and its affiliates regarding employees, consultants, customers, suppliers, vendors and contractors and their requirements, and any and all other confidential, proprietary, secret or nonpublic information of the Company and its affiliates (including, but not limited to, the Technology) (collectively, the "CONFIDENTIAL INFORMATION"), and that it is imperative that the Confidential Information be maintained in strict confidence.

         (b) Upon request of the Company or upon any termination of this Agreement, all copies of Confidential Information, whether in writing, digital, electronic, magnetic or in any other format, which is covered by this Agreement and which is in the possession or control of Consultant or any Consultant Affiliate, shall be promptly returned to the Company and the Consultant shall not retain any copies thereof.

         (c) The provisions of this paragraph 6 shall survive any termination of this Agreement and are subject to the provisions of paragraph 8 of this Agreement.

         7. TERMINATION.

         (a) TERMINATION. This Agreement and the Consultant's engagement by the Company may be terminated in any one of the following ways:

                  (i) DEATH, OF FRANK G. PRINGLE. This Agreement and the Consultant's engagement shall not terminate immediately upon the death of its stockholder, Frank G. Pringle, whether or not he is then the sole stockholder of the Consultant, but shall survive to the extent hereinafter noted. Specifically for a period of 7 years after the death of Frank G. Pringle, all financial payments shall continue to the heirs of Frank G. Pringle as designated in his Will.

                  (ii) DISSOLUTION OR LIQUIDATION. This Agreement and the Consultant's engagement shall terminate immediately upon the effective date of any dissolution or liquidation of the Consultant.

                  (iii) CAUSE. This Agreement and Consultant's engagement hereunder shall be terminated for "Cause" at any time during the Term effective upon the Company's delivery of written notice thereof to Consultant which notice shall specify the nature of the conduct constituting such "Cause". Such Cause is specifically defined as a crime of moral turpitude.

                  (iv) VOLUNTARILY BY THE CONSULTANT OR THE COMPANY. The Company or the Consultant may terminate this Agreement and Consultant's engagement hereunder without Cause upon the mutual consent of the parties.


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         (b) RIGHTS UPON TERMINATION.

                  (i) If this Agreement is terminated upon the terms previously noted, pursuant to paragraph 7(a)(i) hereof, all payments and benefits under this Agreement shall cease upon such date and the Consultant shall be entitled to receive (1) any earned but unpaid consulting fees under paragraph 2 hereof through the effective date of such termination; (2) the post-termination royalty payments set forth in paragraph 7(c) hereof; and (3) existing medical benefits for a period of 10 years.

                  (ii) DISSOLUTION OR LIQUIDATION OF THE CONSULTANT. If this Agreement is terminated upon the dissolution or liquidation of the Consultant pursuant to paragraph 7(a)(ii) hereof, all payments and benefits under this Agreement shall cease upon such date and the stockholder of the Consultant (or any such stockholder's assigns, heirs, executor or other personal legal representative) shall be entitled to receive (1) any earned but unpaid consulting fees under paragraph 2 hereof through the effective date of such termination; (2) the post-termination royalty payments set forth in paragraph 7(c) hereof; and (3) existing medical benefits for a period of 10 years.

                  (iii) CAUSE. If this Agreement is terminated for Cause pursuant to paragraph 7(a)(iii) hereof, the Consultant shall be entitled to receive (1) any earned but unpaid consulting fees through the effective date of such termination; (2) the post-termination royalty payments set forth in paragraph 7(c) hereof; (3) existing medical benefits for a period of 10 years.

                  (iv) VOLUNTARILY BY THE COMPANY OR THE CONSULTANT. If this Agreement is terminated voluntarily by the parties pursuant to paragraph 7(a)(iv) hereof, the Consultant shall be entitled to receive
         (1) any earned but unpaid consulting fees through the effective date of such termination; (2) the post-termination royalty payments set forth in paragraph 7(c) hereof; (3) existing medical benefits for a period of 10 years.

          (c) POST-TERMINATION ROYALTY PAYMENTS. Upon a termination of this Agreement pursuant to paragraph 7(a)(i), 7(a)(ii), 7(a)(iii) or 7(a)(iv) hereof, and in satisfaction of all prior royalty payment obligations and in consideration for the development of the Technology by the Consultant's stockholder, the Consultant shall be entitled to receive fixed annual royalty payments at the rates set forth on SCHEDULE D (but in no event less than the financial sums due under the terms and conditions of the Consulting Agreement and for the time frames indicated in paragraph 7(a)(i)) hereto until the expiration of the last patent issued with respect to the patent applications listed on SCHEDULE A (as such Schedule is updated from time to time pursuant to Paragraph 1(e) hereof). The provisions of this Paragraph 7(c) supersede and replace all prior discussions, negotiations, memoranda, correspondence, understandings and agreements pertaining to the payment of royalties to the Consultant and any Consultant Affiliate. Such payments shall be made in equal monthly installments calculated by dividing the annual rate in effect for the year in which such termination payments begin by 12 (the "MONTHLY RATE").In the event of a termination of this Agreement pursuant to Paragraph 7(a)(ii), the Monthly Payment shall be made to the stockholder of the Consultant (or any such stockholder's assigns, heirs, executor or other personal legal representative).


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          (d) GRANT OF SECURITY INTEREST. The Company hereby unconditionally and irrevocably grants to the Consultant a first priority security interest in and to and continuing lien upon the Technology for the duration of the post-termination royalty payments described in subparagraph 7(c) above, and the Company shall furnish the Consultant with properly executed financing statements in form; number and substance suitable for filing, sufficient under applicable law, in order that upon the filing of the same the Consultant shall have a duly perfected security interest in the Technology. The Consultant and the Consultant Affiliate agree that each of them will unconditionally subordinate its security interest to any third party which provides a loan or other form of indebtedness, any form of institutional financing or other form of preferred or senior equity investment to the Company, where the lender, investor or funder demands such subordination.

          (e)(i) The Company hereby grants, assigns, transfers, conveys and sets over to the Consultant the Company's entire right, title and interest in and to the Technology; provided, that such grant, assignment, transfer, conveyance and set over shall become effective only at the election of the Consultant following the occurrence of an Event of Default (as hereinafter defined in Section 7(f) of this Agreement) that is continuing at the time of such election.

          (e)(ii) The Company hereby agrees that after the effectiveness of such grant, assignment, transfer, conveyance and set over of any of the Technology, the use by the Consultant of any of such Technology shall be without any liability for royalties or other related charges from the Consultant to the Company.

         (e)(iii) The Consultant hereby agrees that after the effectiveness of such grant, assignment, transfer, conveyance and set over of the Technology, the Company shall not have any further liability to the Consultant under this Agreement for consulting payments or post-termination royalty payments, it being understood and agreed that such grant and reversion of the Technology shall be in full and final settlement and satisfaction of all obligations of the Company to the Consultant and to the Consultant Affiliates under this Agreement. The Consultant and its Affiliates shall deliver to the Company such documentation as the Company may reasonably request, including without limitation a general release limited to the terms and conditions of the Consulting Agreement, to confirm that the Consulting Agreement is terminated and of no further force and effect.

          (e)(iv) In furtherance of the foregoing, the Company has executed in blank and delivered to the Consultant an assignment of the Technology (the "Technology Assignment") owned by it in the form of Exhibit B hereto, such blank assignments to be filed and/or otherwise used by the Consultant only upon the occurrence and during the continuance of an Event of Default. The Company hereby authorizes the Consultant to complete as assignee, execute, and record with the United States Patent and Trademark Office (the "Patent and Trademark Office") and the United States Copyright Office (the "Copyright Office") and with other applicable state and federal agencies and authorities, each Technology Assignment upon the occurrence of an Event of Default that is continuing at the time of filing; provided that the Patent and Trademark Office also receives an affidavit or certification from the Chief Executive Officer or Chief Financial Officer (or their respective equivalents) of the Company (who shall not be a

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Consultant Affiliate at the time of furnishing such affidavit or certification)
attesting to the Event of Default and its continuation.

         (f) The Company shall be in default under this Agreement upon the happening of any condition or event set forth below (each, an "Event of Default"):

                           (i) the Company's failure to pay any two consecutive
payments as and when due in accordance with the terms of Schedule C or D (as then in effect) under this Agreement, or the Company's failure to pay as and when due in accordance with Schedule C or D (as then in effect) under this Agreement, any total of three (3) payments in any 12 month period in any single calendar year;

                           (ii) default by the Company in the performance of any
other obligation, covenant, term or provision contained in this Agreement, and such default shall continue unremedied for a period of 30 days or more following written notice of default by the Consultant to the Company;

                           (iii) default by the Company in the performance of
any obligation, covenant, term or provision contained in the Consulting Agreement, and such default shall continue unremedied for a period of 30 days or more following written notice of default by the Consultant to the Company; or

                           (iv) the Company's dissolution, termination of
existence, insolvency or liquidation; the appointment of a receiver of all or any part of the property of the Company; an assignment for the benefit of creditors by the Company; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Company which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

         8. SPECIFIC PERFORMANCE: INJUNCTIVE RELIEF, REFORMATION OF RESTRICTIONS

         (a) The parties recognize, acknowledge and agree that, if the Consultant or any Consultant Affiliate commits a breach or the Company has reasonable evidence that Consultant or any Consultant Affiliate is about to commit a breach, of any of the provisions of paragraphs 3 or 6 hereof, the Company will suffer irreparable harm and injury, and money damages will not provide an adequate remedy to the Company. Accordingly, the Consultant agrees that, in any such event, the Company shall be entitled to have the provisions of this Agreement specifically enforced by any court having jurisdiction, without being required to post a bond or other security and without having to prove the inadequacy of the available remedies at law. In addition, the Company shall be entitled to avail itself of all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it sustains by reason of such breach.

         (b) The parties acknowledge that the type and periods of restriction imposed on the Consultant pursuant to the provisions of paragraphs 3 and 6 hereof are fair and reasonable, and are reasonably required for the protection of the Company and its affiliates and the goodwill associated with the business of the Company and its affiliates. It is the express desire and intent of the


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parties that the provisions of paragraphs 3 and 6 be enforced to the fullest extent permissible. If any of the covenants in paragraphs 3 and 6, or any part of such paragraphs, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 3 or 6, or any part of such paragraphs, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration of such provision and/or areas to which any such provision shall apply, and, in its reduced or limited form, said provision shall then be enforceable.

         9. COMPLETE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, and/or prior discussions, negotiations, memoranda, correspondence, agreements (either oral or in writing) and understandings between the Company and the Consultant and/or any Consultant Affiliate with respect to the subject matter of this Agreement. This Agreement may not be modified except in writing signed by the Company and the Consultant and no term of this Agreement may be waived except in writing signed by the party waiving such term.

         10. NO WAIVER. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

         11. ASSIGNMENT: BINDING EFFECT. The Consultant understands that it has been selected for engagement by the Company on the basis of the qualifications, experience and skills of its personnel. The Consultant, therefore, agrees that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties thereto, and their respective successors and assigns.

         12. SEVERABILITY. Except as provided in paragraph 8 hereof, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement is unenforceable for any reason whosoever, such provision shall be appropriately limited and given effect to the extent that it may be enforceable.

13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To the Company:         Global Resource Corporation
                                          Bloomfield Business Park
                                          408 Bloomfield Drive, Unit 3
                                          West Berlin, New Jersey 08091
                                          Attn: Chief Financial Officer


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                  To Consultant:          888 Corporation
                                          109 Bortons Road
                                          Marlton, New Jersey 08053
                                          Attn: Frank G. Pringle
                                          With a copy to

                                          Matthew R. McCrink, Esq.
                                          McCrink, Kehler & McCrink
                                          475 Route 73 North
                                          West Berlin, New Jersey 08091


Notice shall be deemed delivered (i) five (5) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (ii) upon hand delivery, (iii) one business day after deposit with Federal Express or other recognized over-night courier service, or
(iv) when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

         14. HEADINGS. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

         15. GOVERNING LAW: ARBITRATION JURISDICTION.

         (a) This Agreement shall in all respects be governed, enforced and construed according to the internal laws of the State of New Jersey without regard to the principles of the conflict of laws thereof.

         (b) Except for equitable relief as specified in paragraphs 8 and 16(f) hereof, any dispute or controversy, of whatever nature, between the Company and the Consultant involving (1) any breach of this Agreement or (2) any other difference or dispute arising out of, related to, under or having any connection with this Agreement, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association, The arbitration proceeding shall be conducted in West Berlin, New Jersey. This agreement to arbitrate shall be enforceable in either federal or state court.

         (c) The enforcement of the parties agreement to arbitrate and all procedural aspects of the provisions regarding such arbitration, including but not limited to, the construction and interpretation thereof, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of New Jersey (excluding New Jersey choice-of-law principles that might call for the application of some other state's law).


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         (d) The arbitration may be initiated by any party by providing to the other parties a written notice of arbitration specifying the claims. Within 15 days after the commencement of arbitration, each of the Consultant and the Company shall select one person to act as arbitrator and the two selected arbitrators shall select a third arbitrator within ten days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such ten day period, the third arbitrator shall be selected by the American Arbitration Association promptly after such ten day period. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

         (e) The three arbitrators shall by majority vote resolve all disputes between the parties. If the parties agree in writing, there shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing. The arbitrators shall assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this paragraph 16. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators' award shall not be released to the press or published in any of the various arbitration reporters except to the extent such disclosure is required by the Company under Federal securities laws. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

          (f) Notwithstanding any provision of this Agreement to the contrary,
(i) the provisions of paragraph 8 shall govern any breach or threatened breach of any provision of paragraphs 3 or 6, and (ii) in the event of a breach or threatened breach by the Consultant or the Company of any of the covenants contained in this Contract, the Company and the Consultant shall be entitled to seek equitable relief, including an injunction, in any court of proper jurisdiction to maintain the status quo pending the resolution of the dispute by binding arbitration as provided above. With respect to any such action, the Consultant and the Company hereby irrevocably submit to the exclusive jurisdiction of any Federal or State court sitting in the State of New Jersey, and agree that process in any such action shall be valid and effective for all purposes if served upon the respective party in accordance with the notice provisions of paragraph 13 hereof

          (h) In any arbitration or equitable proceeding under this Agreement (including, `without limitation, paragraphs 8 and 16 hereof), the losing party shall pay all legal fees, arbitration fees and expenses incurred by the prevailing party in such dispute. Such payments shall be made within five (5) business days after delivery of the prevailing party's written request for payment accompanied with reasonably detailed evidence of fees and expenses incurred by the prevailing party.

          16. NO MITIGATION; LIMITED OFFSET. The Company agrees that, if the Consultant's engagement with the Company is terminated hereunder, the Consultant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Consultant by the Company pursuant to paragraph 7 hereof.


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Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Consultant as the result of employment by another employer or by offset against any amount claimed to be owed by the Consultant to the Company (unless such amount is evidenced by a promissory note signed by the Consultant), or otherwise.

          17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.



          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the date first written above.

THE COMPANY:                                 GLOBAL RESOURCE CORPORATION


                                             By: /s/ Jeffrey J. Andrews
                                                 ------------------------------
                                                 Name: Jeffrey J. Andrews
                                                 Title: Chief Financial Officer


CONSULTANT:                                  888 Corporation


                                             /s/ Frank G. Pringle
                                             ----------------------------------
                                             Name: Frank G. Pringle
                                             Title [President]




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                             SCHEDULE A - TECHNOLOGY



[IF ANY TRADE SECRETS ARE ON THE SCHEDULE A, GLOBAL WILL HAVE TO REDACT THE TRADE SECRET INFO AND FILE A CONFIDENTIAL TREATMENT REQUEST]

1. Notwithstanding anything aforesaid or hereafter in this Schedule, Consultant specifically excepts out from this agreement and reserves unto itself all Technology regarding coal and cancer research and treatment.

2. Following is the list of Technologies developed by the Consultant that are included in the Contract. All Discoveries and Technologies covering the following areas:

         Tires
         Dredge
         Oil Shale
         Oil Wells
         Heavy Oil Residue
         Tar Sands
         Drilling Fluids
         Drill Cuttings
         Auto Fluff (ASR)



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                         SCHEDULE B - STATEMENT OF WORK

Consultant shall:

Using such databases and technical sources as Consultant shall deem useful, do such research as Consultant shall deem necessary: (i) to identify additional applications of the technology, (ii) to identify mixtures and compounds capable of being disassociated by the use of Global's technology and which are components of other mixtures and compounds to which the Global technology is directed, (iii) to identify additional sources of recoverable energy to which the Global technology can be directed, and to determine the probable maximum-efficient frequencies for the disassociation of such mixtures and compounds.

Perform such research and analysis to improve, refine, and further develop the Global technology, both for existing applications and new applications.

Perform such research and analysis to determine the specific frequencies (resonating frequencies) necessary for expanded and new applications of the Global technology.

Advise Global as to the continuing education of Global's engineers, scientists and R&D personnel so as to maintain Global's leadership in the microwave application field.

Assist Global and its engineers to set-up/install machines embodying the Global technology, and assist in de-bugging such machines and in making adjustments to maximize their performance and efficiency.

Interface with, advise and assist both in-house and contracted engineers, mechanical and machinery designers and designers and manufacturers of Klystrons and Magnetrons to refine and improve the cost efficiency of the machines embodying the Global technology by reducing the cost of the input energy and increasing the quality, volume and value of the recovered energy.

Interface with, advise and assist both in-house and contracted engineers, mechanical and machinery designers and designers and manufacturers of components of, sub-components of, and the assembled whole, of the machines embodying the Global technology to increase the handling speed and volume of the in-put material and the output material.

Interface with scientists, physicists, chemists, engineers, academics, technical and scientific researchers, and others involved with microwave technology and applications to not only keep Global current as to state-of-the-art microwave (Klystron, Magnetron) design, function and application, but to lead Global to a position on the cutting edge of such.

Design, configure, specify methodologies and goals of, and generally supervise, specific research projects, both within the Global laboratories and in such contract laboratories as Global may employ from time to time.

Cooperate with Global's patent and intellectual property attorneys to write, file for and defend both the existing patents applied for, but future patents applied for and all resulting patents, including providing such testimony and support therefore as may be necessary in the event of litigation, whether for infringement defense of issuance, or otherwise.


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                       SCHEDULE C - ANNUAL CONSULTING FEE


                           CALENDAR YEAR      ANNUAL SALARY
                           -------------      -------------

                              2008               $378,000
                              2009               $378,000
                              2010               $448,000
                              2011               $488,000
                              2012               $538,000
                              2013               $588,000
                              2014               $668,000


                        ALL YEARS BEYOND 2014     $668,000




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                 SCHEDULE D - POST-TERMINATION ROYALTY PAYMENTS


                  YEAR OF TERMINATION           ANNUAL ROYALTY RATE
                       2008                             $378,000
                       2009                             $408,000
                       2010                             $448,000
                       2011                             $488,000
                       2012                             $538,000
                       2013                             $588,000
                       2014                             $668,000
             ALL YEARS BEYOND 2014                      $668,000





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                                    EXHIBIT A

                    ASSIGNMENT OF PATENTS AND PENDING PATENTS

         THIS ASSIGNMENT OF PATENTS AND PENDING PATENTS (this "Agreement") is made as of _______________________, 2008 by and between Global Resource Corporation, a Nevada corporation (herein referred to as the "Company") and 888 Corporation (the "Consultant"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Consulting Agreement dated as of January 1, 2008 by and between the Company and the Consultant.

                              W I T N E S S E T H:

         WHEREAS, Pursuant to the Consulting Agreement, the Company has agreed to make certain Payments to the Consultant both during and after the Term of the Consulting Agreement in the amounts and at the times specified in Schedule A thereto (the "Payments"} in return for certain specified consulting services the Consultant will perform for the Company as described on Schedule B to the Consulting Agreement; and

         WHEREAS, in the Consulting Agreement the Company has granted the Consultant a security interest in the Technology defined below in order to secure the Payments;

         WHEREAS, the Company is the owner of and uses the patents, patent registrations and pending registration applications set forth on Annex I hereto (the "Technology" or the "Collateral"); and

          WHEREAS, the Consultant desires to acquire the Technology and the registrations thereof and applications therefore, as applicable, in connection with the exercise of its remedies after the occurrence of an Event of Default and pursuant to the terms of the Consulting Agreement including an affidavit or certification from the Chief Executive Officer or Chief Financial Officer (or their respective equivalents) of the Company (who shall not be a Consultant Affiliate at the time of furnishing such affidavit or certification) attesting to the Event of Default and its continuation.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the company does hereby assign, sell and transfer unto the Consultant all right, title and interest in and to the Technology together with (i) the registrations of and applications therefore, as applicable, (ii) all reissues, divisions continuations, continuations in part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of Grantor accruing thereunder or pertaining thereto,
(iii) the goodwill of the business symbolized by and associated with the Technology and the registrations thereof, and (iv) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Technology or the registrations thereof or such associated goodwill.



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         The Company hereby grants to the Consultant, and notice is hereby given that the Company has granted to the Consultant, a first priority security interest in the Collateral to secure the payment and performance in full of all obligations (as defined in the Consulting Agreement) of the Company to the Consultant thereunder. For the avoidance of doubt the Consultant and all Consultant Affiliates have agreed that it will unconditionally subordinate its security interest and its rights under this Assignment to any third party which provides a loan or other form of indebtedness, any form of institutional financing or other form of preferred or senior equity investment to the Company, where the lender, investor or funder demands such subordination.

         This Agreement is intended to and shall take effect as a sealed instrument at such time as the Companv and the Consultant shall complete this instrument by signing their respective acceptance of the Consulting Agreement: provided, however, that the Consultant shall not be permitted to record same in the United States Patent and Trademark Office or with any other governmental or regulatory authority unless accompanied by an affidavit or certification from the Chief Executive Officer or Chief Financial Officer (or their respective equivalents) of the Company (who shall not be a Consultant Affiliate at the time of furnishing such affidavit or certification) attesting to the Event of Default and its continuation.

         IN WITNESS WHEREOF, the parties have duly executed this Assignment of Patents on the day and year first written above.

                     GLOBAL RESOURCE CORPORATION AS GRANTOR:

                                         By: _________________________________

                                         Name: _______________________________

                                         Title: _______________________________

The foregoing Assignment of the Patents and the registration thereof and registration applications therefore by the Grantor is hereby accepted as of the __________ day of ____________, 200___.


                                         By: _________________________________

                                         Name: _______________________________

                                         Title: _______________________________




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